AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS AMENDMENT to the Participation Agreement ("Amendment") is entered into and is effective this 13th day of February, 2002 by and among IDS LIFE INSURANCE COMPANY ("Company") and MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY (`MFS").

     WHEREAS, The parties to this Amendment have previously executed that certain Fund Participation Agreement dated March 1, 2000 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Policy.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY                 Attest:

By:  /s/ Timothy V. Bechtold               By:  /s/ Mary Ellyn Minenko
     -----------------------------              -----------------------------
Printed                                    Printed
Name:    Timothy V. Bechtold               Name:    Mary Ellyn Minenko
As Its:  President                         As Its:  Assistant Secretary

MFS VARIABLE INSURANCE TRUST               MASSACHUSETTS FINANCIAL
                                           SERVICES COMPANY

By:  /s/ James R. Bordewick, Jr.           By:  /s/ Jeffrey L. Shames
     ----------------------------                   -------------------------
Printed                                    Printed  Jeffrey L. Shames
Name:    James R. Bordewick, Jr.           Name:
As Its:  Assistant Secretary               As Its:  Chairman and Chief Executive
                                                    Officer

                                                         As of February 13, 2002


                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement

===================================== ================================== ============================ ==============================
           Name of Separate                                                       Share Class
           Account and Date                     Policies Funded            (Initial or Service Class)             Portfolios
  Established by Board of Directors           by Separate Account                                           Applicable to Policies

===================================== =================================== ============================ =============================
IDS Life Variable Account 10, August  American Express Retirement Advisor  Service Class              MFS(R) Investors Growth Stock
23, 1995                              Variable Annuity(R)                                             Series

IDS Life Variable Life Separate       American Express Retirement Advisor                             MFS(R) New Discovery Series
Account,                              Variable Annuity(R)-
October 16, 1985                      Band 3                                                          MFS(R) Utilities Series

                                      American Express Retirement Advisor
                                      Advantage(SM) Variable Annuity

                                      American Express Retirement Advisor
                                      Advantage(SM) Variable Annuity -
                                      Band 3

                                      American Express Retirement Advisor
                                      Select(SM)
                                      Variable Annuity

                                      American Express Variable Universal
                                      Life Insurance(SM)

                                      American Express Variable Universal
                                      Life III(SM)

                                      American Express Variable
                                      Second-To-Die Life Insurance(SM)

                                      American Express
                                      Succession Select Variable Life
                                      Insurance(SM)

------------------------------------- ---------------------------------- ---------------------------- ------------------------------